EXHIBIT 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between PROS, Inc. (the “Company”), PROS Holdings, Inc. (“PROS Holdings”) and Stefan Schulz (the “Executive”) as of October 23, 2025. Terms not otherwise defined herein shall have the meanings ascribed to them under that Amended and Restated Employment Agreement, dated November 8, 2023 by and between the Executive and the Company (the “Employment Agreement”).

RECITALS

WHEREAS, prior to the date hereof, the Executive has been employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide that the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 22, 2025, by and between PROS Holdings, Portofino Parent, LLC and Portofino Merger Sub, Inc, (the “Closing”) will result in a material diminution of the Executive’s authority, duties and responsibilities sufficient to trigger Executive’s right to resign for “Good Reason,” such that the Executive is eligible to resign for Good Reason in connection with the Closing.

AGREEMENT

NOW, THEREFORE, pursuant to Section 22 of the Employment Agreement, and in consideration of the promises and mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     Amendment to Subsection 4(e)(v)(A): Subsection 4(e)(v)(A) of the Employment Agreement is hereby restated in its entirety to read as follows:

“a material diminution in Employee’s authority, duties or responsibilities or the assignment of duties to Employee that are not materially commensurate with Employee’s position with Company. For purposes of clarification, should the Company be acquired and made part of a larger entity, whether as a subsidiary, business unit or otherwise and the Employee, by virtue of such event, experiences a material diminution in Employee’s authority, duties, or responsibilities (for example, but not by way of limitation, if the Employee remains the Chief Financial Officer of the Company following a Change in Control where the Company becomes a wholly owned subsidiary of the acquirer, but the Employee is not made the Chief Financial Officer of the acquiring corporation) such material diminution will constitute “Good Reason.” Additionally, the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 22, 2025, by and between PROS Holdings, Portofino Parent, LLC and Portofino Merger Sub, Inc, (the “Closing”) shall result in a material diminution in Employee’s authority, duties or responsibilities, such that the Closing will constitute “Good Reason”;”

2.    Continuation of the Employment Agreement. Except as otherwise expressly provided herein, the Employment Agreement will continue in full force and effect, in accordance with its terms.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Employment Agreement as of the date first above written.

THE COMPANY:

PROS, Inc.
By:	/s/ Nikki Brewer
Name:	Nikki Brewer
Title:	Chief People Officer

PROS Holdings, Inc.
By:	/s/ Jeffrey Cotten
Name:	Jeffrey Cotten
Title	Chief Executive Officer

THE EXECUTIVE
/s/ Stefan Schulz
Stefan Schulz